Exhibit 99

Contact Info:    James A. Marcotte, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5614

Enterprise Bancorp, Inc. Announces Third Quarter 2016 Net Income of $4.7 Million, Quarterly Loan and Deposit Growth of $87 Million and $52 Million, Respectively
LOWELL, Mass., October 20, 2016 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (the “Company”) (NASDAQ: EBTC), parent of Enterprise Bank, announced net income for the three months ended September 30, 2016 amounted to $4.7 million, an increase of $422 thousand, or 10%, compared to the same three-month period in 2015. Diluted earnings per share were $0.41 for both the three months ended September 30, 2016 and 2015. Net income for the nine months ended September 30, 2016 amounted to $13.8 million, an increase of $2.4 million, or 21%, compared to the nine months ended September 30, 2015. Diluted earnings per share were $1.27 for the nine months ended September 30, 2016, an increase of 15%, compared to the nine months ended September 30, 2015. In 2016, diluted earnings per share for the quarter fully includes the dilution impact of the Company’s recent equity offering and the nine months ended September 30, 2016 includes the dilutive effect from June 23th to September 30th.

As previously announced on October 18, 2016, the Company declared a quarterly dividend of $0.13 per share to be paid on December 1, 2016 to shareholders of record as of November 10, 2016. The 2016 dividend rate represents a 4.0% increase over the 2015 dividend rate.

Chief Executive Officer Jack Clancy commented, “The increase in our 2016 earnings compared to 2015 is largely driven by our growth over the last twelve months. Loans, total assets, and deposits, excluding brokered deposits, have increased 11%, 13%, and 17%, respectively, as compared to September 30, 2015. This growth continues to be driven by the collective efforts and contributions of our dedicated Enterprise team, active community involvement, relationship building and a customer-focused mindset, market expansion, and ongoing enhancements to our state-of-the-art product and service offerings.”

Founder and Chairman of the Board George Duncan commented, “This quarter represents our 108th consecutive profitable quarter. The consistency of our profitability and our organic-focused growth have allowed us to think and plan long-term which has truly benefited our shareholders, customers, employees and the communities in which we operate. Strategically, our focus remains on organic growth and continually planning for and investing in our future. Our well-appointed 23rd branch, on Route 101A in Nashua, NH, which opened in early July has been well received. We are also very pleased to have recently announced that we anticipate opening our 24th branch office in Windham, NH in 2017, which will fill a gap in our New Hampshire footprint.”

Results of Operations
Net interest income for the three months ended September 30, 2016 amounted to $21.8 million, an increase of $1.9 million, or 9%, compared to the same period in 2015. Net interest income for the nine months ended September 30, 2016 amounted to $64.2 million, an increase of $6.6 million, or 11%, compared to the nine months ended September 30, 2015. The increase in net interest income was due primarily to loan growth. Average loan balances (including loans held for sale) increased $185.6 million and $181.8 million for the three and nine months ended September 30, 2016, respectively, compared to the same 2015 period averages. Net interest margin was 3.86% for the three months ended September 30, 2016 compared to 3.98% for the three months ended September 30, 2015. The third quarter of 2016 was impacted by higher balances in low-yielding interest-earning assets from short-term customer deposits. Net interest margin was 3.96% for the nine months ended September 30, 2016, compared to 3.97% for the nine months ended September 30, 2015.

For the three months ended September 30, 2016 and September 30, 2015, the provision for loan losses amounted to $1.4 million and $250 thousand, respectively. For the nine months ended September 30, 2016 and September 30, 2015, the provision for loan losses amounted to $2.5 million and $2.1 million, respectively.

In determining the provision to the allowance for loan losses, management takes into consideration the level of loan growth (including new loan growth which requires a provision for general reserves) and an estimate of credit risk, which includes such items as adversely classified and non-performing loans, the estimated specific reserves needed for impaired loans, the level of net charge-offs, and the estimated impact of current economic conditions on credit quality. Loan growth for the nine months ended September 30, 2016 was $125.9 million compared to $118.0 million during the nine months ended September 30, 2015. Loan growth in 2016 was particularly strong in the third quarter compared to the same quarter in 2015. Total non-performing loans as a percentage of total loans declined to 0.50% at September 30, 2016, compared to 0.81% at September 30, 2015. The Company recorded net recoveries of $78 thousand for the nine months ended September 30, 2016, compared to net charge-offs of $1.1 million for the nine months ended September 30, 2015. The balance of the allowance for loan losses allocated to impaired and classified loans amounted to $4.1 million at September 30, 2016, compared to $3.2 million at September 30, 2015. This increase was due primarily to the credit rating downgrade of three larger commercial relationships to "criticized" or "adverse" risk ratings, based on a review of their individual business circumstances, requiring higher levels of reserves in the current period, which increased the provision and the allowance to total loan ratio compared to December 31, 2015; however, these loans continue to perform in accordance with their original terms.
The allowance for loan losses to total loans ratio was 1.59% at September 30, 2016, 1.56% at December 31, 2015 and 1.57% at September 30, 2015. In general, the credit quality of the loan portfolio is improving, in part due to improved economic conditions over the past twelve months; however, individual loan downgrades, such as those noted above, which will occur due to individual business circumstances, slightly increased the ratio.
Non-interest income for the three months ended September 30, 2016 amounted to $3.9 million, an increase of $764 thousand, or 24%, compared to the same quarter last year. This increase was primarily due to an increase in net gains on the sales of investment securities. Non-interest income for the nine months ended September 30, 2016 amounted to $10.7 million, a decrease of $151 thousand, or 1%, compared to the nine months ended September 30, 2015. This decrease was due primarily to a decrease in net gains on the sales of investment securities, partially offset by increases in deposit and interchange fees and income on bank-owned life insurance.

Non-interest expense for the quarter ended September 30, 2016 amounted to $17.4 million, an increase of $866 thousand, or 5%, compared to the same quarter in the prior year. For the nine months ended September 30, 2016, non-interest expense amounted to $51.8 million, an increase of $2.8 million, or 6%, over the nine months ended September 30, 2015. Increases in expenses over the prior year primarily related to increases in the Company’s strategic growth and market expansion initiatives, particularly salaries and benefits and technology expenses.

Key Financial Highlights

▪
Total assets amounted to $2.47 billion at September 30, 2016, compared to $2.29 billion at December 31, 2015, an increase of $185.3 million, or 8%. Since June 30, 2016, total assets have increased $37.8 million, or 2%.

▪
Total loans amounted to $1.99 billion at September 30, 2016 compared to $1.86 billion at December 31, 2015, an increase of $125.9 million, or 7%. Since June 30, 2016, total loans have increased $86.7 million, or 5%.

▪
Total deposits, excluding brokered deposits, were $2.16 billion at September 30, 2016, compared to $1.91 billion at December 31, 2015, an increase of $250.9 million, or 13%. Since June 30, 2016, total deposits, excluding brokered deposits, have increased $52.2 million, or 2%. Brokered deposits were $59.3 million at September 30, 2016, compared to $74.3 million and $106.8 million at June 30, 2016 and at December 31, 2015, respectively.

▪
Investment assets under management amounted to $709.8 million at September 30, 2016, compared to $678.4 million at December 31, 2015, an increase of $31.4 million, or 5%. Since June 30, 2016, investment assets under management have increased $25.9 million, or 4%.

▪
Total assets under management amounted to $3.26 billion at September 30, 2016, compared to $3.04 billion at December 31, 2015, an increase of $226.3 million, or 7%. Since June 30, 2016, total assets under management have increased $66.9 million, or 2%.

Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all of its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank. The Company is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial and consumer loan products, and deposit and cash management services. The Company also offers investment advisory and wealth management, trust, and insurance services. The Company’s headquarters and the bank’s main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company’s primary market area is the greater Merrimack Valley and North Central regions of Massachusetts and Southern New Hampshire. Enterprise Bank has 23 full-service branch offices located in the Massachusetts communities of Lowell, Acton, Andover, Billerica, Chelmsford, Dracut, Fitchburg, Lawrence, Leominster, Methuen, Tewksbury, Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Nashua, Pelham and Salem. The Company is also in the process of obtaining regulatory approvals to establish a branch office in Windham, NH and anticipates that the office will open in 2017.

This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by reference to a future period or periods or by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” “plan,” and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition, and the receipt of required regulatory approvals. For more information about these factors, please see our reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K on file with the SEC, including the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statements contained in this press release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands)	September 30, 2016	December 31, 2015	September 30, 2015
Assets
Cash and cash equivalents:
Cash and due from banks	$34,337	$32,318	$35,093
Interest-earning deposits	27,823	19,177	20,693
Total cash and cash equivalents	62,160	51,495	55,786
Investment securities at fair value	349,064	300,358	281,027
Federal Home Loan Bank stock	1,884	3,050	4,239
Loans held for sale	2,171	1,709	1,325
Loans, less allowance for loan losses of $31,589 at September 30, 2016, $29,008 at December 31, 2015 and $28,130 at September 30, 2015	1,954,265	1,830,954	1,762,478
Premises and equipment, net	33,861	30,553	30,153
Accrued interest receivable	8,467	7,790	7,734
Deferred income taxes, net	13,405	14,111	13,684
Bank-owned life insurance	28,582	28,018	28,063
Prepaid income taxes	57	57	—
Prepaid expenses and other assets	11,277	11,780	5,169
Goodwill	5,656	5,656	5,656
Total assets	$2,470,849	$2,285,531	$2,195,314
Liabilities and Stockholders’ Equity
Liabilities
Deposits	$2,221,609	$2,018,148	$1,963,615
Borrowed funds	671	53,671	24,171
Subordinated debt	14,831	14,822	14,819
Accrued expenses and other liabilities	17,504	18,287	15,440
Income taxes payable	—	—	313
Accrued interest payable	194	276	252
Total liabilities	2,254,809	2,105,204	2,018,610
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock $0.01 par value per share; 20,000,000 shares authorized; 11,448,502 shares issued and outstanding at September 30, 2016 (including 142,162 shares of unvested participating restricted awards), 10,377,787 shares issued and outstanding at December 31, 2015 (including 144,717 shares of unvested participating restricted awards) and 10,359,395 shares issued and outstanding at September 30, 2015 (including 145,762 shares of unvested participating restricted awards)	114	104	104
Additional paid-in capital	83,394	61,008	60,042
Retained earnings	126,543	116,941	113,515
Accumulated other comprehensive income	5,989	2,274	3,043
Total stockholders’ equity	216,040	180,327	176,704
Total liabilities and stockholders’ equity	$2,470,849	$2,285,531	$2,195,314

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(Dollars in thousands, except per share data)	2016	2015	2016	2015
Interest and dividend income:
Loans and loans held for sale	$21,466	$19,785	$63,379	$57,538
Investment securities	1,629	1,377	4,720	3,825
Other interest-earning assets	96	62	189	137
Total interest and dividend income	23,191	21,224	68,288	61,500
Interest expense:
Deposits	1,138	1,022	3,325	3,033
Borrowed funds	2	10	79	32
Subordinated debt	234	232	695	837
Total interest expense	1,374	1,264	4,099	3,902
Net interest income	21,817	19,960	64,189	57,598
Provision for loan losses	1,386	250	2,503	2,100
Net interest income after provision for loan losses	20,431	19,710	61,686	55,498
Non-interest income:
Investment advisory fees	1,162	1,182	3,593	3,568
Deposit and interchange fees	1,272	1,207	3,790	3,575
Income on bank-owned life insurance, net	182	157	564	358
Net gains on sales of investment securities	546	7	611	1,363
Gains on sales of loans	198	89	392	373
Other income	588	542	1,786	1,650
Total non-interest income	3,948	3,184	10,736	10,887
Non-interest expense:
Salaries and employee benefits	10,948	10,255	32,458	29,934
Occupancy and equipment expenses	1,859	1,775	5,453	5,484
Technology and telecommunications expenses	1,577	1,428	4,548	4,223
Advertising and public relations expenses	591	641	2,087	2,180
Audit, legal and other professional fees	446	564	1,342	1,305
Deposit insurance premiums	347	299	997	889
Supplies and postage expenses	241	226	728	736
Investment advisory and custodial expenses	107	102	283	237
Other operating expenses	1,298	1,258	3,929	4,037
Total non-interest expense	17,414	16,548	51,825	49,025
Income before income taxes	6,965	6,346	20,597	17,360
Provision for income taxes	2,251	2,054	6,799	5,933
Net income	$4,714	$4,292	$13,798	$11,427

Basic earnings per share	$0.41	$0.41	$1.28	$1.11
Diluted earnings per share	$0.41	$0.41	$1.27	$1.10

Basic weighted average common shares outstanding	11,430,134	10,349,232	10,801,278	10,308,310
Diluted weighted average common shares outstanding	11,498,990	10,414,254	10,869,405	10,373,464

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

(Dollars in thousands, except per share data)	At or for the nine months ended September 30, 2016	At or for the year ended December 31, 2015	At or for the nine months ended September 30, 2015

BALANCE SHEET AND OTHER DATA
Total assets	$2,470,849	$2,285,531	$2,195,314
Loans serviced for others	80,836	71,272	68,891
Investment assets under management	709,781	678,377	672,076
Total assets under management	$3,261,466	$3,035,180	$2,936,281

Book value per share	$18.87	$17.38	$17.06
Dividends paid per common share	$0.390	$0.500	$0.375
Total capital to risk weighted assets	11.74%	10.70%	10.88%
Tier 1 capital to risk weighted assets	9.74%	8.66%	8.81%
Tier 1 capital to average assets	8.41%	7.73%	7.85%
Common equity tier 1 capital to risk weighted assets	9.74%	8.66%	8.81%
Allowance for loan losses to total loans	1.59%	1.56%	1.57%
Non-performing assets	$9,888	$13,845	$14,452
Non-performing assets to total assets	0.40%	0.61%	0.66%

INCOME STATEMENT DATA (annualized)
Return on average total assets	0.79%	0.76%	0.73%
Return on average stockholders’ equity	9.39%	9.29%	8.88%
Net interest margin (tax equivalent)	3.96%	3.97%	3.97%